U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): August 30, 2002

                       American Fire Retardant Corp.
          (Exact name of registrant as specified in its charter)

                                 Nevada
         (State or jurisdiction of incorporation or organization)

                                000-26261
                        (Commission File Number)

                               88-0386245
                (I.R.S. Employer Identification Number)

                  9337 Bond Avenue, El Cajon, CA 92021
            (Address of principal executive offices (Zip Code)

             Registrant's telephone number: (619) 390-6888

     (Former name or former address, if changed since last report)








ITEM 5            OTHER EVENTS

         On September 9, 2002, American Fire Retardant Corp., a Nevada corporation (the "Company"), announced that on August 30, 2002, a Directors resolution pursuant to Nevada Revised Statue ("NRS") 78.2055, authorizing a 1
(one) for 10 (ten) reverse split of its issued and outstanding common stock had been adopted. The director's resolution also described an effective date of September 12, 2002, for the reverse split. The issued and outstanding common stock of the Company was reduced from 99,814,877 shares, par value $0.001 per share, to, 9,981,488 shares, par value $0.001 per share. The authorized common stock, 100,000,000 shares, par value, $0.001 per share, remained unaffected.

         The 1(one) for 10(ten) reverse split described in the Directors resolution also provides that all fractions of post-consolidation shares of the common stock shall be rounded up to the nearest whole share.

         As of the effective date of September 12, 2002, the Company's new trading symbol will change from "AFRC" to "AMFR".

         Shareholders will be receiving an LT (Letter of Transmittal) directly from the Company's transfer agent, American Registrar & Transfer Co., and are encouraged to complete and return the LT as quickly as possible so that new share certificates representing the consolidation can be re-issued.


ITEM 7            FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS


(A)               Financial Statements-Not Applicable

(B)               Pro Forma Information-Not Applicable

(C)               Exhibits:


                  99.1 Directors Resolution effecting the reduction in issued and outstanding shares of common stock dated August 30, 2002 and with an effective date of September 12, 2002.


                  99.2 Press Release dated September 9, 2002 announcing the filing and effectiveness of the 1 for 10 reverse stock split.

















     SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



         American Fire Retardant Corp.


         By:      /s/ Stephen F. Owens
                  --------------------

                  Stephen F. Owens
                  President



         Dated September 11, 2002